Exhibit 10.20

AMENDED AND RESTATED SERIES A-1 PREFERRED SHARE INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of May 3, 2021 by and among Four Springs Capital Trust, a Maryland real estate investment trust (the “Company” or the “Trust”), Goldman Sachs Asset Management, L.P. (“GSAM”) and the Persons listed on the Schedule of Investors attached hereto as Schedule I (collectively referred to herein as “Investors” and individually as an “Investor”). This Agreement amends and restates in its entirety that certain Investor Rights Agreement, dated as of November 20, 2020, among the Company and the Investors set forth therein (the “Prior Agreement”).

The parties to this Agreement are parties to a Series A-1 Preferred Share Purchase Agreement dated as of November 20, 2020 (the “Purchase Agreement”). Unless otherwise defined in this Agreement, certain capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

The Series A-1 Preferred Shares have been classified pursuant to Articles Supplementary, dated November 20, 2020, as amended and restated pursuant to that certain Amended and Restated Articles Supplementary dated May 3, 2021 (the “Amended and Restated Articles Supplementary”), to the Trust’s Restated Declaration of Trust, dated February 13, 2019 (as amended, restated or supplemented, including as supplemented by the Amended and Restated Articles Supplementary, the “Declaration of Trust”).

The Company is a party to the Series A-2 Preferred Share Purchase Agreement (the “Series A-2 Purchase Agreement”) dated as of the date hereof pursuant to which the Company will sell to the Purchasers on Schedule I attached thereto (the “Series A-2 Purchasers”) Series A-2 Preferred Shares in an aggregate amount of up to $200,000,000 as set forth in Section 1.2 of the Series A-2 Purchase Agreement. In conjunction therewith the Company and the Series A-2 Purchasers entered into the Investor Rights Agreement, dated as of the date hereof (the “Series A-2 Investor Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1

INFORMATION AND INSPECTION RIGHTS

Section 1.1            Financial Information. The Trust shall deliver to each holder of Series A-1 Preferred Shares one copy of each of the following items:

(a)               as soon as reasonably available, and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year, unaudited interim consolidated balance sheets of the Trust and its subsidiaries as at the end of such quarter and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flow and changes in financial position of the Trust and its subsidiaries as at the end of and for such quarter, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Trust, as prepared in accordance with GAAP consistently applied (subject to year-end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Trust and its subsidiaries for such periods;

(b)               within ninety (90) days after the end of each fiscal year of the Trust, consolidated balance sheets of the Trust and its subsidiaries as at the end of such year and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows of the Trust and its subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants selected by the Trust, which report shall state that such consolidated financial statements present fairly the financial position of the Trust and its subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(c)               promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Trust to the holders of any class of its securities generally or by any subsidiary of the Trust to the holders of any class of its securities generally;

(d)               within ten (10) days of the initial filing or other submission with the relevant federal or state governmental entity, copies of all tax returns of the Trust;

(e)               within ninety (90) days after the end of each fiscal year of the Trust, a copy of a valuation report on the properties held by the Trust prepared by an independent third party valuation firm; and

(f)                with reasonable promptness, such other information relating to the Trust and its subsidiaries as the holders of the Series A-1 Preferred Shares may, from time to time, reasonably request, including quarterly calls with management of the Trust, and such information reasonably requested by the holders of the Series A-1 Preferred Shares to enable such holders to comply with their U.S. federal, state, and other tax filing and reporting obligations.

Section 1.2            Inspection Rights. The Trust will, and will cause its Subsidiaries to, permit the Investor, at the Trust’s expense (subject to the limitation set forth below) and upon reasonable prior notice and subject to the terms of the respective Lease(s), to visit and inspect any of the Trust’s properties during normal business hours, to examine the books of account of the Trust and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Trust and its Subsidiaries with, and to be advised as to the same by, their respective officers, trustees, partners, members accountants, legal counsels and investment bankers, subject to receipt of any documents or agreements as may be reasonably required by such professionals prior to providing any information, all at such reasonable times and intervals as the Investor may reasonably request; provided that the Trust shall not be required to pay for such visits and inspections more than once in any twelve (12) month period. The Investor shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the tenants, the Trust and their respective Subsidiaries.

Section 1.3            Other Information. No later than sixty (60) days following the end of each fiscal quarter, the Trust shall provide the following information to GSAM; (a) the data tape detailing all of the Trust’s assets and reasonably detailed information regarding the Trust’s acquisitions and potential acquisitions for the next six (6) months thereafter and (b) reasonably detailed information regarding each Subsidiary created by the Trust during such fiscal quarter. Within fifteen (15) days prior to the end of each fiscal year, the Trust shall provide its annual budget to GSAM in reasonable detail. The Trust shall also provide to GSAM, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Trust to the holders of any class of its securities generally or by any subsidiary of the Trust to the holders of any class of its securities generally.

Section 1.4            Fees and Expenses. The Company shall pay and reimburse reasonable fees and expenses in connection with the Investors’ ongoing monitoring of their investments in the Company, including legal, accounting, consulting, travel and other expenses (including with respect to the Series A-1 Preferred Trustee and the Series A-1 Board Observer (each as defined in the Amended and Restated Articles Supplementary)).

Article 2

REIT PROVISIONS

Section 2.1            Covenants. The Trust will maintain the following minimum metrics for its portfolio of Properties unless waived in writing by the consent of the Investors holding a majority of the Series A-1 Preferred Shares:

(a)               the annualized base rents (“ABRs”) of all properties held by the Trust, directly or indirectly, from tenants or guarantors of such leases, who have a rating of Baa3 or better by Moody’s Investors Service or BBB or better by Standard & Poor’s Ratings Services represent no less than thirty percent (30%) of the Trust’s aggregate ABRs;

(b)               no single tenant shall represent more than ten percent (10%) of the Trust’s aggregate ABRs;

(c)               the properties located in a single state shall represent no more than twenty percent (20%) of the Trust’s aggregate ABRs;

(d)               the weighted average (by ABRs) remaining lease term of all properties held by the Trust shall not be less than 8 years; and

(e)               the total purchase price of any proposed acquisition (including any assumed liabilities and estimated closing costs) may not exceed $35,000,000.

Section 2.2            Ownership Limitations; Excepted Holder. At the closing of the acquisition of the Series A-1 Preferred Shares under the Purchase Agreement, the Trust granted each Investor whose ownership of the outstanding Series A-1 Preferred Shares, and any Common Shares into which the Series A-1 Preferred Shares are converted exceeded the Ownership Limit (as defined in the Declaration of Trust), an exemption from the Ownership Limit pursuant to Section 7.2.7 of the Declaration of Trust with an Excepted Holder Limit (as defined in the Declaration of Trust) of 100% of the outstanding Series A-1 Preferred Shares, and any Common Shares into which the Series A-1 Preferred Shares are converted, held by the Investor. The Investor and any affiliated Person of the Investor who is or would be a Beneficial Owner (as defined in the Declaration of Trust) or Constructive Owner (as defined in the Declaration of Trust) of Series A-1 Preferred Shares, Common Shares or warrants or other options to acquire Common Shares shall be treated at all times as an Excepted Holder (as defined in the Declaration of Trust) under Section 7.2.7 of the Declaration of Trust with an Excepted Holder Limit of 100% of the outstanding Series A-1 Preferred Shares, Common Shares and warrants or other options to acquire Common Shares, as the case may be, held by the Investor and/or any affiliated Person of the Investor. In the event that the Investor or any affiliated Person of the Investor intends to transfer any Series A-1 Preferred Shares, Common Shares, warrants or other options to acquire Common Shares to any other Person, as permitted in the Declaration of Trust, the Trust shall reasonably cooperate with such other Person to provide a waiver for such other Person from the Ownership Limitation (as defined in the Declaration of Trust), and to treat such Person as an Excepted Holder of 100% of the outstanding Series A-1 Preferred Shares, Common Shares, warrants or other options to acquire Common Shares, that would be transferred to such other Person; provided, however, that in the event that the Investor’s or such affiliated Person’s transfer of such Series A-1 Preferred Shares, Common Shares, warrants or other options to acquire Common Shares would, or could reasonably be expected to, cause the Company to be “closely held” (within the meaning of Code Section 856(a)(6)), then the Investor or such affiliated Person shall cooperate with the Trust and enter into discussions regarding such transfer in order to alleviate the failure of the Trust to meet such requirement of the Code, including the ability to redeem such shares in accordance with Section 6.19.4(b) of the Declaration of Trust.

Article 3

TAX REPORTING AND TREATMENT OF SERIES A-1 PREFERRED SHARES

Section 3.1            Treatment of the Series A-1 Preferred Shares. The parties intend that, for U.S. federal and applicable state and local income tax purposes, (a) the Series A-1 Preferred Shares will not be treated as preferred stock within the meaning of Section 305(b)(4) of the Code and Treasury Regulations Section 1.305-5(a); and (b) no Investor will be required to include in income any amounts in respect of the Series A-1 Preferred Shares by operation of Section 305(b) or (c) of the Code.

Section 3.2            Reporting. The Company will, and will cause its Subsidiaries and agents, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code, to report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding). The Company will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in this Article 3.

Section 3.3            Domestically Controlled Qualified Investment Entity. The Company shall use commercially reasonable efforts to continue to qualify as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code.

Section 3.4            Sales or Dispositions of Real Property. The Company shall use commercially reasonable efforts to effect any sales or other dispositions of real property as exchanges pursuant to Section 1031(a) of the Code.

Article 4

ADDITIONAL ISSUANCES

Section 4.1            Right of the Trust to Issue Additional Series A-1 Preferred Shares. At all times after the date of this Agreement, the Trust shall have the right to issue in the aggregate Series A-1 Preferred Shares or Series A-2 Preferred Shares, as set forth in Section 4.2, for an aggregate initial face amount of up to One Hundred Million Dollars ($100,000,000.00) (collectively, the “Additional Issuances”), which does not include the issuance of Series A-2 Preferred Shares on the date hereof, on the same terms (including the same price), and subject to the same conditions as the Series A-1 Preferred Shares issued on November 20, 2020 or the Series A-2 Preferred Shares issued on the date hereof, as applicable; provided that GSAM provides written consent to such Additional Issuances, which consent shall not be unreasonably withheld, and the Trust complies with Section 4.2, if applicable.

Section 4.2            GSAM’ Right of First Offer.

(a)               Prior to the Trust seeking to offer any Additional Issuances, the Trust must notify GSAM and the Series A-2 Purchasers in writing of the terms and conditions of such Additional Issuance (the “ROFO Notice”), whereupon GSAM and the Series A-2 Purchasers shall have five (5) Business Days from the receipt of the ROFO Notice to notify the Trust in writing of its acceptance of such offer to participate in such Additional Issuance, in which case the Additional Issuance shall be Series A-1 Preferred Shares (for any Additional Issuance to the Investors) or Series A-2 Preferred Shares (for any Additional Issuance to the Series A-2 Purchasers), as applicable; provided that at no time shall the amount of the Additional Issuance required to be offered to GSAM pursuant to this Section 4.2 exceed in the aggregate amount One Hundred Million Dollars ($100,000,000.00); and provided, further, that if the Series A-2 Purchasers accept the offer to participate in such Additional Issuance pursuant to Section 3.2 of the A-2 Investor Rights Agreement, the Investors and the Series A-2 Purchasers will participate in such Additional Issuance of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares, respectively, on a pro rata basis based on the aggregate initial face amount of the Series A-1 Preferred Shares and Series A-2 Preferred Shares held by the Investors and the Series A-2 Purchasers, as applicable. If for any reason GSAM declines to participate in such Additional Issuance, the Trust shall have the right to offer such Additional Issuance to any unaffiliated third party, subject to GSAM’s consent, which consent shall be unreasonably withheld, on terms and conditions which are not more favorable to such third party than those set forth in the ROFO Notice

(b)               Notwithstanding the forgoing, the Trust shall have the right to issue Series A-2 Preferred Shares to the Series A-2 Purchasers, as set forth in the Series A-2 Purchase Agreement, for an aggregate initial face amount of up to One Hundred Million Dollars ($100,000,000.00).

(c)               The rights of first offer set forth pursuant to this Section 4.2 are personal to GSAM and shall not inure to the benefit of any assignee, other than affiliates, funds, accounts and investment vehicles controlled, managed or advised by GSAM or its affiliates. Notwithstanding the right set forth in this Section 4.2, in the event that an Investor’s participation in an Additional Issuance shall result in a change in the Trust’s status as a domestically controlled REIT, either at the time of such Additional Issuance or within thirty-six (36) months thereafter (taking into account the Series A-1 Accretion Dividend as defined in the Amended and Restated Articles Supplementary and the Series A-2 Accretion Dividend as defined in the Articles Supplementary with respect to the Series A-2 Preferred Shares), such Investor shall not participate in the Additional Issuance and the Trust may offer such Additional Issuance to any unaffiliated third party as set forth in this Section 4.2, subject to GSAM’s consent, which consent shall not be unreasonably withheld.

Section 4.3 Investor Cure Right. The Investors hereby acknowledge and agree that, upon the occurrence of any payment default or default under any covenant that is subject to any cure rights, in each case under any indebtedness of the Company or any of its subsidiaries in excess of $25,000,000, if the Company (or its affiliates) has not cured such default or breach not less than 15 Business Days prior to the expiration of the applicable cure or grace period, the Series A-2 Purchasers will have the right, in their sole discretion, to cause the Company to issue additional Series A-2 Preferred Shares in an amount substantially equal to the amount required to cure such default to the Series A-2 Purchasers as set forth in Section 4.3 of the A-2 Investor Rights Agreement. In the event that the Series A-2 Purchasers do not elect to cure such default or breach by the issuance of the Series A-2 Preferred Shares, the Investors will have the right, in their sole discretion, to cause the Company to issue additional Series A-1 Preferred Shares in an amount substantially equal to the amount required to cure such default to the Investors (on a pro rata basis, provided, that if any such Investors elect not to participate in such issuance, any electing Investors may elect to purchase the share of the non-electing Investors (on a pro rata basis or as otherwise agreed among such Investors)) on the same terms and for the same price as the Series A-1 Preferred Shares as set forth in the Purchase Agreement, the proceeds of which shall be applied substantially concurrently to cure such default.

Article 5

REGISTRATION RIGHTS

Section 5.1            Demand Registrations.

(a)               Requests for Registration. Subject to the terms and conditions of this Section 5.1, at any time after the earlier of (i) 180 days after the closing of an IPO or (ii) the Registration Date, one or more holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-11 or any similar long-form registration (each a “Long-Form Registration”) if the requesting holder or holders propose to sell Registrable Securities at an aggregate price to the public of at least $10,000,000. In addition, at such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, any holder of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration (each, a “Short-Form Registration”). All registrations requested pursuant to this Section 5.1(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the intended method of distribution. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 5.1(d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)               Long-Form Registrations. The holders of Registrable Securities shall be entitled to request two (2) Long-Form Registrations and not more than one (1) within any twelve (12) month period. The Company shall pay all Registration Expenses as set forth in Section 5.5 hereof. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration. The Company shall use its commercially reasonable efforts to keep the Long-form Registration effective (a) for up to one year after its effectiveness (provided that, if the Company becomes eligible for the use of a Registration Statement on Form S-3 or any similar short-form registration statement within the one-year period, the Company shall be entitled to use such short-form registration statement to keep the registration effective for the remainder of the one-year period, and such use of a short-form registration statement shall count as one Demand Registration), or (b) until such earlier date as of which all the Registrable Securities under the Long-form Registration shall have been disposed of in the manner described in the Long-form Registration.

(c)               Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 5.1(b), the holders of Registrable Securities shall be entitled to request two (2) Short-Form Registrations. The Company shall pay all Registration Expenses for the Short-Form Registrations. Demand Registrations shall be Short-Form Registrations when the Company is eligible to use any applicable short form registration statement and the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective or become automatically effective under the Securities Act and to keep any Short-Form Registrations continuously effective for a period of three (3) years. For the avoidance of doubt, the Company may, but shall have no obligation to, maintain the effectiveness of any Registration Statement in respect of any Common Shares that were Registrable Securities at the time a Registration Statement was declared effective but have ceased to be Registrable Securities under the terms of this Agreement.

(d)               Priority on Demand Registrations. The Company shall not include in any Demand Registration that is an underwritten offering any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. If such underwriters determine that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder. The holders of Registrable Securities shall not be responsible for any expenses incurred, or that otherwise must be paid, by any other Persons who participate in any Demand Registrations.

(e)               Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration under this Agreement. The Company may postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Demand Registration if the Company’s board of trustees determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected (i) to have a material adverse effect on any material proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition (other than in the ordinary course of business) or any material merger, consolidation, tender offer, reorganization, offering of non-equity securities or other debt financing or transaction similar to any of the foregoing, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided that in such event, the holders of a majority of the Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request (after having been notified by the Company in writing) and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only twice in any twelve-month period, but at least 30 days must elapse between the end of one such delay and the beginning of another delay.

(f)                Selection of Underwriters. If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 5.1(a), Section 5.1(b), or Section 5.1(d), and the Company shall include such information in any related notice required to given to the other holders of Registrable Securities. The Lead Investor shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. In connection with any other registrations, the Company shall be entitled to select the underwriter or underwriters for such offering in its sole discretion.

(g)               Certain Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, other than with respect to its Series A-2 Investor Rights Agreement. Except as provided in this Agreement or the Series A-2 Investor Rights Agreement, the Company shall not (i) grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which rights are more favorable than or inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement, without the prior written consent of the holders of a majority of the Registrable Securities.

Section 5.2            Piggyback Registrations.

(a)               Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees, trustees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan, whether or not including a “first share” feature), whether for its own account or for the account of one or more stockholders of the Company) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Section 5.2(c) and Section 5.2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 5.2.

(b)               Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)               Priority on Primary Underwritten Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in their reasonable and good faith opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering without adversely affecting the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Registrable Securities requested to be included in such registration by the holders equal to up to 50% of the Registrable Securities held by them on the date hereof (the “Minimum Amount”), (ii) second, the Common Shares that the Company proposes to sell; (iii) third, the Common Shares requested to be included therein by holders of Registrable Securities in excess of the Minimum Amount, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iv) fourth, the Common Shares requested to be included therein by holders of Common Shares other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

(d)               Priority on Secondary Underwritten Registrations. If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Shares other than Registrable Securities, and the managing underwriters advise the Company in writing that in their reasonable and good faith opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering without adversely affecting the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the Common Shares requested to be included therein by the holder(s) requesting such registration, allocated pro rata among all such holders on the basis of the number of Common Shares owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the Minimum Amount allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree.

(e)               Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 5.1 or pursuant to this Section 5.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

Section 5.3            Holdback Agreements.

(a)               Each holder of Registrable Securities shall not (i) effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, (ii) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable for or exchangeable for Common Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration) or such longer period for up to one hundred and eighty (180) days as may be requested by the managing underwriter, unless the underwriters managing the registered public offering otherwise agree. The foregoing restrictions shall be applicable to the holders of Registrable Securities only if all officers and directors of the Company and, with respect to the IPO, all stockholders owning more than 5% of the Company’s outstanding Common Shares are subject to substantially similar restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 5.3, terms of the lock-up agreement shall provide that each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 5.3 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 5% of the outstanding Common Shares.

(b)               The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into, exercisable for or exchangeable for shares of such securities, during the seven (7) days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees, trustees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan, whether or not including a “first share” feature, unless the managing underwriter of any such underwritten registration otherwise agrees.

(c)               The Company shall cause each holder of at least 5% (on a fully-diluted basis) of its Common Shares, or any securities convertible into or exchangeable or exercisable for Common Shares, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during the seven (7) days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

Section 5.4            Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of the offer and the sale of such Registrable Securities and permit the sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)               prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;

(b)               prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as set forth in Section 5.1(b) and Section 5.1(c) and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)               within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)               notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)               furnish to each selling holder of Registrable Securities, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such selling holders of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(f)                use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.4(f);

(g)               notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)               use its reasonable commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed, on a national securities exchange selected by the holders of at least 30% of such Registrable Securities;

(i)                 provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement;

(j)                 enter into such customary agreements (including underwriting and lock-up agreements in customary form) as reasonably required and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(k)               execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable, in customary form) and take such other actions and obtain such certificates and opinions as holders of the Registrable Securities being offered and sold reasonably request in order to effect a public offering of such Registrable Securities and in connection with such, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering, (i) make such representations and warranties to the holders of such Registrable Shares with respect to the business of the Company and its subsidiaries, and such Registration Statement and documents incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(l)                 furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(m)             otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period;

(n)               without limiting Section 5.4(f), use its reasonable commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)               notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)               advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q)               permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)                take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(s)                otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

Section 5.5            Registration Expenses.

(a)               All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) the Company’s portion of underwriting expenses for the securities it sells, if any; (iii) expenses of any Company audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; and (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any) (all such expenses being herein called “Registration Expenses”). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits.

(b)               In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees (not to exceed $50,000) and disbursements under the circumstances of one firm of counsel chosen by the holders of a majority of the Registrable Securities included in such registration. Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses for any registration proceeding begun pursuant to Section 5.1 if the registration is subsequently withdrawn at the request of the holders of the Registrable Securities (in which case all the holders of Registrable Securities shall bear such expense on a pro rata basis), unless the holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute one of the Demand Registrations under Section 5.1 hereof (in which case the Company shall bear such expense); provided that such holders may so treat such withdrawn registration as one of the Demand Registrations under Section 5.1 hereof twice, and only once in any twelve-month period; provided further, that if the withdrawal is a result of a postponement of such registration by the Company pursuant to Section 5.1(e) or such other action by the Company that would cause the holders of Registrable Securities to withdraw such registration, the Company shall pay for any Registration Expenses and such withdrawn registration shall not constitute a Demand Registration.

(c)               All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 5.6            Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten, including for the avoidance of doubt, any underwritten Block Trade, unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Article 7.

Section 5.7            Block Trades.

(a)               Notwithstanding the foregoing, at any time and from time to time when an effective short-form registration statement is on file with the Commission and effective, if a holder of Registrable Securities wishes to engage in a Block Trade with a total offering price reasonably expected to exceed, in the aggregate, either (i) $25,000,000 or (ii) all remaining Registrable Securities held by such holder, then notwithstanding the time periods provided for in this Article 5, such holder need only to notify the Company of the Block Trade at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that such holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

(b)               Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the holders of Registrable Securities initiating such Block Trade shall have the right to submit a withdrawal Notice to the Company and the underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 5.7; provided that if a Block Trade is withdrawn more than two times in a six month period at the request of the holders of Registrable Securities initiating such Block Trade, then such holders of Registrable Securities shall bear (on a pro rata basis) all expense incurred by the Company in connection therewith prior to such withdrawal), unless the holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn Block Trade shall constitute one of the Demand Registrations under Section 5.1, if available.

(c)               Notwithstanding anything to the contrary in this Agreement, Section 5.2 hereof shall not apply to a Block Trade initiated by a holder of Registrable Securities pursuant to this Agreement.

(d)              The holders of Registrable Securities in a Block Trade shall have the right to select the underwriters and any sale agents or placement agents (if any) for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

Article 6

REPRESENTATIONS AND WARRANTIES

Section 6.1            Representations and Warranties of the Investor. The Investor represents and warrants to the Trust that: (a) the Investor is duly authorized to execute, deliver and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Investor and is a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms; and (c) the execution, delivery and performance by the Investor of this Agreement will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time or both would constitute a default) under its organizational documents, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Investor is a party or by which it or any of its properties or assets may be bound,  and will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Investor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Investor or any of its properties or assets.

Section 6.2            Representations and Warranties of the Trust. The Trust represents and warrants to the Investor that: (a) it is duly authorized to execute, deliver and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Trust and is a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms; and (c) the execution, delivery and performance by the Trust of this Agreement will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time or both would constitute a default) under its organizational documents, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Trust is a party or by which it or any of its properties or assets may be bound,  and will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Trust of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Trust or any of its properties or assets.

Article 7

INDEMNIFICATION

Section 7.1            Company Indemnification. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, partners and employees and each Person who controls such holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers, directors, partners and employees and each Person who controls such holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

Section 7.2            Investor Information for Registration Statement. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be several, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 7.3            Indemnification Procedures Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between indemnified parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party). If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, and the indemnifying party shall be obligated to pay the reasonable fees and expenses for such separate counsel. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 7.4            Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, employee or Controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities.

Section 7.5            Contribution. If the indemnification provided for in this Article 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7.5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

Article 8

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Block Trade” means an offering and/or sale of Registrable Securities by any Investor on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Common Shares” means the common shares, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Shares).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“IPO” means (i) an initial offering of the Common Shares or any other common equity securities of the Company pursuant to an effective Registration Statement filed under the Securities Act, (ii) a direct listing of such Common Shares or other common equity securities, or (iii) the merger of the Company with, or the acquisition of all or substantially all of equity interests of the Trust by, any special purpose acquisition company following which, the common stock of the surviving company or acquirer (or any parent thereof) is listed on a national securities exchange.

“Lead Investor” means GSAM.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

“Preferred Shares” means the shares of Series A-1 Preferred Shares of Beneficial Interest, par value $0.001 per share, of the Company, issued or issuable to the Investors pursuant to the Purchase Agreement.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430 under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (a) any Common Shares issued or issuable upon conversion of the Preferred Shares, and (b) any Common Shares issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Shares (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 (or other similar rule), or (iii) such securities have ceased to be outstanding.

“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act other than as a result of an IPO.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities (except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.5).

Article 9

TERMINATION

This Agreement shall automatically terminate (other than the obligation set forth in Article 7) upon the earlier of (a) the date on which the Investors (including any permitted transferees as set forth in the Amended and Restated Articles Supplementary) Beneficially Own less than fifteen percent (15%) of the Series A-1 Preferred Shares purchased pursuant to the Purchase Agreement on the date thereof or (b) the completion of a Qualifying IPO (as defined in the Amended and Restated Articles Supplementary); provided, however, that 5 shall survive until the Investor (including any permitted transferees as set forth in the Amended and Restated Articles Supplementary) no longer Beneficially Owns any Series A-1 Preferred Shares, warrants or other options to acquire Common Shares or Common Shares. The registration rights granted pursuant to Section 5.1 shall terminate on the date on which the Investors (including any permitted transferees as set forth in the Amended and Restated Articles Supplementary) Beneficially Own less than ten percent (10%) of the Common Shares issued or issuable upon conversion of the Preferred Shares purchased pursuant to the Purchase Agreement. The rights to designate the Series A-1 Preferred Trustee and Series A-1 Board Observer (each as defined in the Amended and Restated Articles Supplementary) pursuant to Section 6.19.10 of the Amended and Restated Articles Supplementary shall terminate on the earlier of the date on which the Investors (including any permitted transferees as set forth in the Amended and Restated Articles Supplementary) Beneficially Own less than (i) ten percent (10%) of the Common Shares issued or issuable upon conversion of the Preferred Shares purchased pursuant to the Purchase Agreement or (ii) ten percent (10%) of the Common Shares issued and outstanding following the Qualifying IPO.

Article 10

MISCELLANEOUS

Section 10.1        No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

Section 10.2        Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

Section 10.3        Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

Section 10.4        Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 10.5        Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities; provided that if any holder of Registrable Securities which is a limited partnership or limited liability company distributes any Registrable Securities to its partners or members after the Company has effected a registered public offering of the Common Shares under the Securities Act, such transferees of Registrable Securities shall no longer be subject to the provisions of Section 5.3(a) hereof.

Section 10.6        Severability Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 10.7        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by ".pdf" electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execution," "signed," "signature," and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.8        Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 10.9        Governing Law; Choice of Forum; Jury Trial Waiver. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any dispute arising under or in connection with this Agreement shall be filed and maintained only in a state or federal court sitting in New York County in the State of New York. The parties hereby irrevocable consent to the jurisdiction of such courts. THE COMPANY AND EACH PURCHASER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.10    Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered in person, by courier (including overnight delivery service), obtaining written receipt of delivery, sent by U.S. registered or certified mail, return receipt requested, first class, postage prepaid, or sent by facsimile or e-mail (with a copy simultaneously sent by one of the other permitted methods) addressed as follows:

If to the Company:

Four Springs Capital Trust
1901 Main Street
Lake Como, NJ 07719
Attention: Coby R. Johnson, President
E-mail: [***]
Facsimile: [***]

with a copy to:

Duane Morris LLP
1540 Broadway
New York, NY 10036-4086
Attention: Nanette C. Heide
E-mail: [***]
Facsimile: [***]

If to any Purchaser:

Goldman Sachs Asset Management, L.P.

200 West Street, 34th Floor

New York, New York 10282

Attn: Brandon Press and Andres Gonzalez

Tel: [***]

Fax: [***]

e-mail: [***]

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th Street, NW

Washington, DC 20004

Attention: Stuart Barr and Andrew P. Varney

Email: [***]

or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 10.11    Amended and Restated Articles Supplementary. The Trust hereby agrees to adopt the Amended and Restated Articles Supplementary in its entirety, in the form attached hereto as Exhibit B.

Section 10.12    Prior Agreement. Effective upon and contingent upon the execution of this Agreement by the Company and the Investors, the Prior Agreement shall be amended and restated to read as set forth in this Agreement.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

FOUR SPRINGS CAPITAL TRUST

By:	/s/ William P. Dioguardi
Name:	William P. Dioguardi
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GSAM:

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

INVESTORS:

VINTAGE REAL ESTATE PARTNERS II FOREIGN INCOME BLOCKER LLC

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

HO FUND B FOREIGN INCOME BLOCKER LLC

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

GT FUND B FOREIGN INCOME BLOCKER LLC

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

VINTAGE SECONDARY STRATEGIES LLC

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Vice President

DALPP SERIES C FOREIGN INCOME BLOCKER LLC

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

VINTAGE REAL ESTATE PARTNERS II (INTERNATIONAL) OFFSHORE HOLDINGS LP

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

VREP II INTERNATIONAL AJAX HOLDINGS SCSP

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Authorized Signatory

RA PROGRAM 2019 FOREIGN INCOME BLOCKER LTD

By:	/s/ Andres Gonzalez
Name:	Andres Gonzalez
Title:	Vice President

Schedule I

Schedule of Investors

Name of Investor	Address of Investor	Number of Series A-1 Preferred Shares
Vintage Real Estate Partners II Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	955,152
HO Fund B Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	185,290
GT Fund B Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	185,290
Vintage Secondary Strategies LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	190,018
DALPP Series C Foreign Income Blocker LLC	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	87,090
Vintage Real Estate Partners II (International) Offshore Holdings LP	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	678,115
VREP II International AJAX Holdings SCSp	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	205,850
RA Program 2019 Foreign Income Blocker Ltd	c/o Goldman Sachs Asset Management L.P. 200 West Street New York, NY 10282	13,195
Total	N/A	2,500,000

REGISTRATION AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Agreement dated as of November [___], 2020 (as the same may hereafter be amended, the “Registration Agreement”), by and among Four Springs Capital Trust, a Maryland real estate investment trust (the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned’s __________ shares of [Common Shares] shall be included as Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of _______________, 20__.

Signature of Stockholder

Print Name of Stockholder

A-1